FILED 03/18/2004 11:35 AM
Business Registration Division
DEPT. OF COMMERCE AND
CONSUMER AFFAIRS
State of Hawaii

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
1010 Richards Street
Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

FORM LLC-1
7/2002

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY

(Section 428-203, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

DB Online, LLC

(The name shall contain the words Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The mailing address of the initial principal office is:

98-030 Hekaha Street, Building 7, Suite 10, Aiea, Hawaii 96701

III

The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a. The name of the company's initial agent for service of process is:

32057F1 United Pet Group, Inc. (Name of Registered Agent) — Delaware (State or Country)

b. The street address of the initial registered office in this State is:

98-030 Hekaha Street, Building 7, Suite 10, Aiea, Hawaii 96701

IV

The name and address of each organizer is:

John Hall, CEO; Thomas Kasvin, Treasurer, CFO, President and Assistant Secretary; John R. LeClaire, Secretary; Mark Stern, Vice President; Joseph A. Bussing, Vice President; Michael A. Wilson, Vice President and Assistant Secretary.

c/o United Pet Group, 463 Ohio Pike, Suite 303
Cincinnati, OH 45255

V

The period of duration is (check one):

[X] At-will

[ ] For a specified term to expire on: ______ (Month Day Year)

VI

The company is (check one):

[ ] Manager-managed, and the names and addresses of the initial managers are listed below.
(Number of initial members: ______)

[X] Member-managed, and the names and addresses of the initial members are listed below.

United Pet Group, Inc.
463 Ohio Pike, Suite 303
Cincinnati, OH 45255

VII

The members of the company (check one):

[X] *Shall not* be liable for the debts, obligations and liabilities of the company.

[ ] Shall be liable for some or all, *as stated below*, of the specified debts, obligations and liabilities of the company, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 12th day of March, 2004

John Hall
(Type/Print Name of Organizer)

(Signature of Organizer)

Thomas Kasvin
(Type/Print Name of Organizer)

(Signature of Organizer)

SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.